Exhibit 99.1

TABLE OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Combined Financial Statements:
Combined Balance Sheets	F-2
Combined Statements of Operations and Comprehensive Income	F-3
Combined Statements of Equity	F-4
Combined Statements of Cash Flows	F-5
Notes to Combined Financial Statements	F-6 to F-18

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of Chongqing Guanzan Technology Co., Ltd. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Chongqing Guanzan Technology Co., Ltd. and Subsidiaries (the Company) as of December 31, 2019 and 2018, and the related combined statements of operations, comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2019 and 2018, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the combined financial position of the Company at December 31, 2019 and 2018, and the combined results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HHC

Forest Hills, New York

June 8, 2020

We have served as the Company's auditor since 2020.

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

COMBINED BALANCE SHEETS

	December 31,
	2019	2018

ASSETS
CURRENT ASSETS
Cash	$76,718	$34,967
Accounts receivable, net	4,158,728	1,198,341
Advances to suppliers	462,552	101,401
Inventories	1,110,809	1,285,261
Prepayments and other receivables	92,111	92,027

Total current assets	5,900,918	2,711,997

NON-CURRENT ASSETS
Property, plant and equipment, net	722,715	9,396
Deferred tax assets	205,545	123,540

Total non-current assets	928,260	132,936

TOTAL ASSETS	$6,829,178	$2,844,933

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$702,388	$133,320
Long-term loans due within one year	184,924	124,636
Accounts payable, trade	1,404,018	107,645
Contract liabilities	606,441	673
Amount due to related parties	1,431,449	1,628,704
Taxes payable	768,111	128,821
Other payables and accrued liabilities	821,152	270,432

Total current liabilities	5,918,483	2,394,231

Long-term loans - noncurrent portion	162,228	175,108

TOTAL LIABILITIES	6,080,711	2,569,339

COMMITMENTS AND CONTINGENCIES

EQUITY
Paid-in capital	149,607	149,607
Additional paid-in capital	77,444	-
Statutory reserves	77,475	42,227
Retained earnings	422,186	79,383
Accumulated other comprehensive loss	(18,519)	(10,379)
Total Equity - Chongqing Guanzan Technology Co., Ltd.	708,193	260,838

NONCONTROLLING INTERESTS	40,274	14,756

Total equity	748,467	275,594

Total liabilities and equity	$6,829,178	$2,844,933

The accompanying notes are an integral part of the combined financial statements

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Year Ended December 31,
	2019	2018

REVENUES	$11,962,165	$3,223,145

COST OF REVENUES	8,938,254	2,207,292

GROSS PROFIT	3,023,911	1,015,853

OPERATING EXPENSES:
Sales and marketing	1,257,221	384,394
General and administrative	1,211,790	191,677
Total operating expenses	2,469,011	576,071

INCOME FROM OPERATIONS	554,900	439,782

OTHER INCOME (EXPENSE)
Interest expense	(49,150)	(55,970)
Other income (expense)	9,389	(13,618)
Total other expense, net	(39,761)	(69,588)

INCOME BEFORE INCOME TAXES	515,139	370,194

PROVISION FOR INCOME TAXES	130,695	90,869

NET INCOME	384,444	279,325
Less: net income (loss) attributable to noncontrolling interest	6,393	(26,035)
NET INCOME ATTRIBUTABLE TO CHONGQING GUANZAN TECHNOLOGY CO., LTD.	$378,051	$305,360

COMPREHENSIVE INCOME
NET INCOME	$384,444	$279,325
OTHER COMPREHENSIVE
Foreign currency translation adjustment	(8,376)	(10,367)
TOTAL COMPREHENSIVE INCOME	376,068	268,958
Less: comprehensive income (loss) attributable to noncontrolling interest	6,157	(27,158)
COMPREHENSIVE INCOME ATTRIBUTABLE TO CHONGQING GUANZAN TECHNOLOGY CO., LTD.	$369,911	$296,116

The accompanying notes are an integral part of the combined financial statements

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

COMBINED STATEMENTS OF EQUITY

		Additional	Retained earnings		Accumulated other
	Paid-in	Paid-in	(Accumulated	Statutory	comprehensive	Noncontrolling
	capital	capital	deficit)	reserves	loss	interest	Total
BALANCE, January 1, 2018	$149,607	$-	$(183,750)	$-	$(1,135)	$40,334	$5,056
Contribution from shareholders	-	-	-	-	-	1,579	1,579
Net income	-	-	263,133	42,227	-	(26,034)	279,326
Foreign currency translation adjustments	-	-	-		(9,244)	(1,123)	(10,367)
BALANCE, December 31, 2018	149,607	-	79,383	42,227	(10,379)	14,756	275,594
Contribution from shareholders	-	77,444	-	-	-	19,361	96,805
Net income	-	-	342,803	35,248	-	6,393	384,444
Foreign currency translation adjustments	-	-	-	-	(8,140)	(236)	(8,376)
BALANCE, December 31, 2019	$149,607	$77,444	$422,186	$77,475	$(18,519)	$40,274	$748,467

The accompanying notes are an integral part of the combined financial statements

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$384,444	$279,325
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	11,985	4,686
Allowance for doubtful accounts	831,440	-
Increase of deferred tax assets	(84,952)	(43,642)
Change in operating assets and liabilities
Accounts receivable	(3,828,902)	(315,173)
Advances to suppliers	(373,939)	2,090
Inventories	155,364	(961,905)
Prepayments and other receivables	(10,432)	54,341
Accounts payable, trade	1,312,737	16,152
Contract liabilities	612,602	698
Taxes payable	648,601	133,949
Other payables and accrued liabilities	561,351	(33,933)
Net cash provided by (used in) operating activities	220,299	(863,412)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(733,493)	(7,088)
Net cash used in investing activities	(733,493)	(7,088)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contribution from shareholders	99,719	-
Proceeds from short-term loan	710,299	138,272
Proceeds from long-term loan	176,850	250,854
Repayment of short-term loan	(132,638)	(75,558)
Repayment of long-term loan	(123,998)	(210,316)
Amount financed from (to) related parties	(146,705)	799,338

Net cash provided by financing activities	583,527	902,590

EFFECT OF EXCHANGE RATE ON CASH	(28,582)	(2,302)

INCREASE IN CASH	41,751	29,788

CASH, beginning of period	34,967	5,179

CASH, end of period	$76,718	$34,967

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$-	$3,660
Cash paid for interest expense	$48,208	$53,128

The accompanying notes are an integral part of the combined financial statements

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS BACKGROUND

Chongqing Guanzan Technology Co., Ltd. (“Guanzan”) was incorporated under the laws of the People’s Republic of China (“China” or the “PRC”) on March 11, 2013 in Chongqing City, in the Southwest of China. Guanzan is a wholesaler of medical devices and generic drugs whose customers are primarily drug stores, private clinics, pharmaceutical dealers and hospitals in the Southwest of China. Guanzan holds business licenses in the PRC such as a Business Permit for Medical Devices and a Recordation Certificate for Business Activities Involving Class II Medical Devices, etc., which qualify Guanzan to engage in the distribution of medical devices in the PRC. Guanzan’s record owners were two PRC citizens, Mr. Qiang Li and Mr. Jinfa Lin, from incorporation until September 29, 2014, when Ms. Li Zhou acquired from Mr. Li and became the record owner of 70% of the equity interests of Guanzan. Ms. Zhou acquired the remaining 30% of the equity interests of Guanzan from Mr. Lin and became the sole record owner of Guanzan on July 12, 2018. During 2018 and 2019, Mr. Xiaoping Wang, through shareholder nominee agreements with Mr. Lin and Ms. Zhou, respectively, was the beneficial owner of 100% of the equity interests in Guanzan.

Chongqing Shude Pharmaceutical Co., Ltd. (“Shude”) was incorporated on January 17, 1996 under the laws of the PRC in Chongqing City, in the Southwest of China. Shude is a pharmaceutical distributor that markets medicines and medical devices. Shude’s customers include a wide range of clinics, private and public hospitals and pharmacies in the PRC. Shude holds Chinese business licenses such as a Business Permit for Medical Devices and a Drug Wholesale Distribution License, which qualify Shude to engage in the distribution of medicines and medical devices in China. Mr. Wang has controlled an 80% equity interest in Shude since 2017.

Mr. Wang and Ms. Zhou are husband and wife.

On December 24, 2019, Mr. Wang sold all of his equity interest in Shude to Guanzan for RMB 8,000,000 (appropriately US$ 1,140,918) (the “Combination”). The payment of the consideration of RMB 8,000,000 to Mr. Wang was paid fully in January 2020. After the Combination, Guanzan holds an 80% equity interest in Shude. The accompanying financial statements represent the combined entity and results of operation for the periods presented as though the transaction had occurred at the beginning of the periods presented.

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation and consolidation

The accompanying combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The combined financial statements include the financial statements of the Company and its Shude subsidiary, hereinafter the “Company”. All significant inter-company transactions and balances between the Company and Shude, which are the investments made by Guanzan in Shude when Guanzan acquired the 80% equity interests in Shude, were eliminated upon consolidation.

●	Use of estimates

The preparation of the combined financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions made by management include, among others, useful lives and impairment of long-lived assets, collectability of accounts receivable, advance to suppliers allowance for doubtful accounts and reserve of inventory. While the Company believes that the estimates and assumptions used in the preparation of the combined financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the combined financial statements in the period they are determined to be necessary.

●	Cash

Cash consist primarily of cash on hand and cash in banks. The Company maintains cash in accounts with various financial institutions in the PRC, which accounts are uninsured. The Company has not experienced any losses with respect to its bank accounts and believes it is not exposed to any risk on its cash held in its bank accounts.

●	Accounts receivable, net

Accounts receivable mainly represents the amount due from the Company’s customers that sales of medicines of medical devices. Accounts receivable are reported on net realizable value consisting of carrying amount, which representing of the invoiced amount, less allowance for doubtful amounts, if necessary. At the end of each period, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For those receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2019 and 2018, the allowance for doubtful accounts were $806,459 and $0.

●	Advances to suppliers

Advances to suppliers consist of prepayments to our vendors, such as pharmaceutical manufacturers, medical device manufactures and other upper stream distributors. Such advances depend on the situation, such as the nature of the goods, the supplier-demand relationship, the negotiation with the vendors and delivery time to receive products from vendors after making prepayments. We continuously monitor delivery from, and payments to, our vendors while maintaining a provision for estimated credit losses based upon historical experience and any specific supplier issues, such as discontinuing of inventory supply, that have been identified. If we have difficulty receiving products from a vendor, we take the following steps: cease purchasing products from such vendor, ask for return of our prepayment promptly, and if necessary, take legal action. No legal actions were initiated during the reporting periods. If all of these steps are unsuccessful, management then determines whether the prepayments should be reserved or written off. The balance of allowance for doubtful accounts relating to advances to suppliers were $6,980 and $0 as of December 31, 2019 and 2018, respectively.

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

●	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. The Company reviews historical sales activity quarterly to determine excess, slow moving items, potentially obsolete items or expired items. The Company provides an inventory reserve based on the excess quantities on hand equal to the difference, if any, between the cost of the inventory and its estimated market value, potential obsolescence of inventories determined principally by customer demand and the expiration dates of the items. Any expired medicines are written off immediately.

●	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Expected useful lives	Residual value
Buildings	20 years	0%
Office equipment	3 years	0%
Vehicles	5 years	0%

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property, plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue recognition

The Company adopted Accounting Standard Codification (“ASC”) Topic 606, Revenues from Contract with Customers (“ASC 606”) for all periods presented. Under ASC 606, revenue is recognized when control of the promised goods and services is transferred to the Company’s customers, in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods and services, net of value-added tax. The Company determines revenue recognition through the following steps:

✓	Identify the contract with a customer;
✓	Identify the performance obligations in the contract;
✓	Determine the transaction price;
✓	Allocate the transaction price to the performance obligations in the contract; and
✓	Recognize revenue when (or as) the entity satisfies a performance obligation.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the transfer of the promised goods to the customers, at a point in time or over time as appropriate.

The Company’s revenue is net of value added tax (“VAT”) collected on behalf of PRC tax authorities in respect to the sales of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the accompanying combined balance sheets until it is paid to the relevant PRC tax authorities

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying combined statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts all of its businesses in the PRC and is subject to tax in this jurisdiction.

●	Value added tax

Revenue represents the invoiced value of the merchandise sold, net of VAT. All of the Company’s products are sold in the PRC and are subject to a VAT on the gross selling price. The VAT rates range up to 17%, depending on the type of products sold. The VAT may be offset by VAT paid by purchased finished products. The Company records a VAT payable net of payments if VAT payable on the gross sales is larger than VAT paid by the Company on purchase of merchandise, on the contrary, the Company records VAT deductible in the accompanying financial statements net of any VAT payable at the end of reporting period.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollar (“US$”). The Company maintains its books and records in the local currency, the Renminbi Yuan (“RMB”), which is the functional currency as being the primary currency of the economic environment in which the Company operates.

In general, for consolidation purposes, assets and liabilities of the Company whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective period:

	December 31,
	2019	2018
For year ended average RMB:US$1 exchange rate	6.8985	6.6174
At balance sheet date RMB:US$1 exchange rate	6.9762	6.8632

●	Related parties

Parties, which can be a corporation or individuals, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended December 31, 2019 and 2018, the Company operates in one reportable operating segment in the PRC.

●	Fair value of financial instruments

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

•	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

•	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash, accounts receivable, prepayments and other receivables, accounts payable, tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments (Level 1).

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

●	Recent accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts (other than leases that meet the definition of a short-term lease). It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018. In September 2017, the FASB issued ASU No. 2017-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting ASC Topic 842 for annual reporting periods beginning after December 15, 2019, and interim reporting periods within annual reporting periods beginning after December 15, 2020. ASU No. 2017-13 also amended that all components of a leveraged lease be recalculated from inception of the lease based on the revised after tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in income of the year in which the tax law is enacted. The Company has not early adopted this update and it will become effective on January 1, 2020. The Company does not believe that the adoption of ASU 2017-04 will have a material impact on the Company’s combined financial statements.

In January 2017, the Financial Accounting Standard Board (“FASB”) issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard, which will be effective for the Company beginning in the first quarter of fiscal year 2020, is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not believe that the adoption of ASU 2017-04 will have a material impact on the Company’s combined financial statements.

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payments arrangements related to the acquisition of goods and services from both employees and nonemployees. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but no earlier than a company’s adoption date of ASC 606. The Company has not made any share-based payment transactions since its incorporation and does not believe that the adoption of ASU 2018-07 will have a material impact on the Company’s combined financial statements.

In August 2018, the FASB issued Accounting Standard Update (“ASU”) No. 2018-13, Fair Value Measurement (Topic 820), which modifies the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, including, among other changes, the consideration of costs and benefits when evaluating disclosure requirements. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2019, including interim periods within those annual periods. Early adoption is permitted. The Company is currently assessing the impact that adopting this new accounting guidance will have on the Company’s financial statements and footnote disclosures.

In October 2018, the FASB issued ASU 2018-17, “Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities”. The new standard changes how entities evaluate decision-making fees under the variable interest entity guidance. The new standard is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted in any interim period after issuance. The standard should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings at the beginning of the period of adoption. The Company expects that the adoption of this ASU will not have a material impact on the Company’s combined financial statements.

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

In November 2018, the FASB issued ASU 2018-19, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses.” ASU 2018-19 is issued a new standard to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. We will be required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. Credit losses relating to available-for-sale debt securities will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The standard will be adopted upon the effective date for us beginning July 1, 2020. Adoption of the standard will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date to align our credit loss methodology with the new standard. We are currently evaluating the impact of this standard in our combined financial statements, including accounting policies, processes, and systems.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s combined financial statements upon adoption.

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, consist of the following:

	December 31,
	2019	2018
Accounts receivable, cost	$4,965,187	1,198,341
Less: allowance for doubtful accounts	(806,459)	-
Accounts receivable, net	$4,158,728	$1,198,341

The Company accrued bad debt expenses of $815,542 and $0 for doubtful accounts for the years ended December 31, 2019 and 2018, respectively.

4. advances to suppliers, NET

Advances to suppliers, consist of the following:

	December 31,
	2019	2018
Advances to suppliers, cost	$469,532	101,401
Less: allowance for doubtful accounts	(6,980)	-
Advance to suppliers, net	$462,552	$101,401

The Company accrued bad debt expenses of $7,059 and $0 for doubtful accounts of advance to suppliers for the years ended December 31, 2019 and 2018, respectively.

5. INVENTORIES

Inventories present merchandise that the Company purchased from its suppliers and holds for sale. Inventories consist of the following:

	December 31,
	2019	2018
Medicine	$839,887	$115,012
Medical devices	-	961,028
Medical consumables	270,922	209,221
	1,110,809	1,285,261
Less: impairment	-	-
inventories, net	$1,110,809	$1,285,261

During the years ended December 31, 2019 and 2018, no impairment reserve or expense was accrued for slow moving, obsolete or expired inventory items.

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

6. PREPAYMENTS AND OTHER RECEIVABLES

Prepayments and other receivables present the amount the Company’s rental prepayment for the office, special medical devices purchase deposit, office rental security deposit, VAT deductible amount and other miscellaneous receivables. The table below set forth the balances as of December 31, 2019 and 2018.

	December 31,
	2019	2018
Deposit for rental	$7,167	$16,027
Prepaid rental fee	8,883	21,742
Deposits for purchases	32,172	17,324
VAT deductible	41,016	29,584
Others	11,613	7,350
	100,851	92,027
Less: allowance for doubtful accounts	(8,740)	-
Prepayments and other receivables, net	$92,111	$92,027

Management evaluates the recoverable value of these balances periodically according to the Company’s policy of credit and allowance for doubtful accounts. The Company accrued bad debt expense for doubtful accounts of $8,839, and $0 for the years ended December 31, 2019 and 2018, respectively.

7. PROPERTY, PLANT AND EQUIPMENT, NET

The Company’s property, plant and equipment consisted of the following:

	December 31,
	2019	2018
Buildings (1)	$724,463	$-
Office equipment	34,916	34,617
Vehicles	17,271	17,555
	776,650	52,172
Less: accumulated depreciation	(53,935)	(42,776)
Property, plant and equipment, net	$722,715	$9,396

(1)	In October 2019, Guanzan purchased an office building of approximately 945 square meters located in Chongqing City, for RMB 5,054,000.00 (approximately $724,500), for its own use.

The Company’s accrued depreciation expense for the years ended December 31, 2019 and 2018 were $11,985 and $4,686, respectively.

8. RELATED PARTIES AND RELATED PARTIES TRANSACTIONS

From time to time the Company financed its working capital from its shareholders to support its ordinary course of business. The amount due to its shareholders presented as following:

		Nature of the	December 31,
	Relationship	Transactions	2019	2018
Xiaoping Wang	Chief Executive Office and shareholder of the Company	Loan from shareholder, free of interest and due on demand	$284,693	$1,238,067
Xiaoping Wang	Chief Executive Office and shareholder of the Company	Outstanding payment for purchase of Shude’s equity	1,146,756	364,410
Guangji Gao	Former shareholder of Shude	Loan form shareholder, free of interest and due on demand	-	20,399
Wenfa Zhuo	Former shareholder of Shude	Loan form shareholder, free of interest and due on demand	-	5,828
Total			$1,431,449	$1,628,704

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

9. LOANS

Short-term loans

Short-term loans consist of the following:

	December 31,
	2019	2018
In November 2018, Guanzan entered into a loan agreement with Beijing Bangronghui Finance Information Co., Ltd. (“Bangronghui”) to borrow RMB 915,000 at a fixed annual interest rate of 7.2% and due on November 19, 2019. The loan was guaranteed by China Huanong Property & Casualty Insurance Co., Ltd. The loan was repaid fully on November 19, 2019.	$-	$133,320

In December 2019, Guanzan entered into a loan agreement with Postal Savings Bank of China (“PSBC”) for RMB 4,900,000 at a fixed annual interest rate of 5.7% and due on December 22, 2020. The loan was guaranteed by Mr. Xiaoping Wang, the CEO of the Company, and Ms. Li Zhou, the sole record owner of Guanzan. The Company also pledged its office building as collateral.	702,388	-
Total	$702,388	$133,320

For the years ended December 31, 2019 and 2018, interest expense on short-term loans amounted to $8,598 and $1,932, respectively.

Long-term loans

Long-term loans consist of following:

	December 31,
	2019	2018
In March 2018, Guanzan entered into a loan agreement with Standard Chartered Bank (“SCB”) to borrow RMB 1,660,000 at a fixed monthly interest rate of 1.33% and due on May 4, 2021.	$118,949	197,056
In October 2017, Guanzan entered into a loan agreement with Chongqing Gaoxinlong Micro-credit Co., Ltd. (“Gaoxinlong”) for RMB 1,000,000 at a fixed monthly interest rate of 1.55% and due on November 2, 2020.	53,323	102,688
In November 2019, Shude entered into a loan agreement with Standard Chartered Bank (“SCB”) for RMB 1,220,000 at a fixed monthly nominal interest rate of 1.38% and due on December 3, 2022.	174,880	-
Subtotal of long-term loans	347,152	299,744
Less: current portion	(184,924)	(124,636)
Long-term loans – noncurrent portion	$162,228	175,108

For the years ended December 31, 2019 and 2018, interest expense on long-term loans amounted to $39,073 and $51,195, respectively.

10. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following:

	December 31,
	2019	2018
Salary payable	$115,391	$67,926
Accrued interest	4,580	4,475
Sales commissions	701,158	121,325
Others	23	76,706
	$821,152	$270,432

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

11. TAXES

PRC Income Taxes

The Company and its subsidiary operate in the PRC and are subject to the Corporate Income Tax Law of the PRC at a unified income tax rate of 25%.

The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2019 and 2018 is as follows:

	For the Year ended December 31,
	2019	2018

Income from PRC operation before income taxes	$515,139	$370,194
Statutory income tax rate	25%	25%
Income tax expense at the statutory rate	128,785	92,549
Tax effect of non-taxable items *		(1,680)
Tax effect of non-deductible items *	1,910	-
Income tax expense	$130,695	$90,869

*	Includes $1,680 related to interest expense that was non-taxable in 2018 and a $1,910 bank service fee that was not deductible in 2019.

As of December 31, 2019 and 2018, the Company reported income tax payable of $339,923 and $128,763, respectively.

Benefit (provision) for income taxes consists of:

	Year Ended December 31
	2019	2018
Current income taxes provision	$215,647	$134,512
Deferred income taxes benefit	(84,952)	(43,643)
Provision for income taxes from continuing operations	$130,695	$90,869

The table below summarizes the differences between the PRC statutory federal rate and the Company’s effective tax rate.

	Year Ended December 31
	2019	2018
Tax computed at China statutory rates	25%	25%
Effect of interest expenses and bank service fees	- **	- **
Effective rate	25%	25%

**	Less than 1%

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

Deferred income tax assets:

According to ASC 740, Income Taxes, the Company recorded deferred tax liabilities or assets to represents the increase or decrease in taxes payable or refundable in future years as a result of temporary differences and carryforwards at the end of each reporting period. The following present the component of the deferred tax assets as of December 31, 2019 and 2018.

	As of December31,
	2019	2018

Carryforward operation loss	$-	$123,540
Temporary differences from allowance for doubtful accounts	205,545	-
Total deferred tax assets	$205,545	$123,540

During the year ended December 31, 2019, there were $207,860 of deferred tax assets from temporary differences from allowance for doubtful accounts and a $122,908 deferred tax asset carryforward from prior year operating losses used to reduce current year income tax. During the year ended December 31, 2018, there were $43,642 of deferred tax assets from operating losses in the year.

Value-Added Tax (“VAT”)

The Company’s products are sold in the PRC and are subject to VAT on the gross selling price. The VAT rates range up to 17%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company for the cost of merchandise. ., VAT payable and VAT deductible in different legal entities cannot offset or eliminate each other in the combined financial statements. As of December 31, 2019 and 2018, the Company reported VAT deductibles of $41,016 and $29,584, respectively, which are included among Prepayments and other receivables, please refer to Note 5. As of December 31, 2019 and 2018, the Company reported VAT payable of $382,310 and $0, respectively.

Other withholding and other levies

The Company is also subject to other levies such as stamp tax, unban construction tax, additional education tax which were charged by local governments. The rate of such levies is small and vary among the local jurisdictions in which the Company does business. The Company also acts as the personal income tax withholding agent for the salaries paid to its employees. As of December 31, 2019 and 2018, the Company reported other levies and withholding $45,878 and $58, respectively.

12. STOCKHOLDERS’ EQUITY

Guanzan was incorporated under the laws of the PRC on March 11, 2013 in Chongqing City with registered capital of RMB 1,010,000 (or appropriately US$ 149,607). On March 21, 2017, Guanzan increased its registered capital to RMB 10,000,000 (or appropriately US$ 1,496,070). The shareholders of Guanzan paid in capital of RMB 1,010,000 (or appropriately US$ 149,607).

13. CONCENTRATIONS OF RISK

The following is a discussion of concentrations ricks to which the Company might be exposed:

(a)  Major customers

For the year ended December 31, 2019, one customer who accounted for 10% or more of the Company’s total revenues and its outstanding accounts receivable as at the balance sheet date are presented as follows:

	For the year ended December 31, 2019		As of December 31, 2019
Customer	Revenues	Percentage of total revenues	Accounts receivable
Customer A	$2,662,747	22%	$215,946

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

For the year ended December 31, 2018, two customers who accounted for 10% or more of the Company’s total revenues and its outstanding accounts receivable as at the balance sheet date are presented as follows:

	For the year ended December 31, 2018		As of December 31, 2018
Customer	Revenues	Percentage of total revenues	Accounts receivable
Customer B	$1,461,980	47%	$-
Customer C	450,760	15%	108,342
	$1,912,740	62%	$108,342

(b) Major venders

For the year ended December 31, 2019, two vendors who accounted for 10% or more of the Company’s purchases and its outstanding balances as at balance sheet date, are presented as follows:

	For the year ended December 31, 2019		As of December 31, 2019
Venders	Purchases	Percentage of total purchases	Accounts payable
Vender A	$2,445,046	28%	$-
Vender B	1,020,408	12%	-
	$3,365,454	40%	$-

For the year ended December 31, 2018, two vendors who accounted for 10% or more of the Company’s purchases and its outstanding balances as at balance sheet date, are presented as follows:

	For the year ended December 31, 2018		As of December 31, 2018
Venders	Purchases	Percentage of total purchases	Accounts payable
Vender C	$1,155,204	37%	$-
Vender D	321,123	10%	-
	$1,476,327	47%	$

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivables. The Company believes the concentration of credit risk in its accounts receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Interest rate risk

The Company has loans with fixed interest during the term of loans. Expense and cash flows related to those loans are substantially independent of the market interest rates within its contractual loan term. However, as current loan expire and renew or, additional loans are necessary, new loan potentially subject to interest rate risk. The Company mitigated the concentration of the interest risk through fixed interest rates and holding a right of prepayment of the loans for renewal if the Company can obtain lower fixed interest rates. No interest rate swaps were entered into to manage the interest rate risk. The Company has no significant interest-bearing assets and the Company’s income and operating cash flows related to its assets are substantially independent of changes in market interest rates.

CHONGQING GUANZAN TECHNOLOGY CO., LTD. AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

(e) Exchange rate risk

The reporting currency of the Company is the US$, the majority of the Company’s revenues and costs are denominated in RMB and all of the Company’s assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(f) Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

13. SUBSEQUENT EVENTS

On February 1, 2020, Guanzan and its shareholder, Ms. Li Zhou (“Seller”), entered into a stock purchase agreement (“the Agreement”) with BOQI International Medical Inc., a NASDAQ listed company (“BIMI”), and its wholly-owned subsidiary Beijing Xinrongxin Industrial Development Co., Ltd., a company organized under the laws of the PRC (“Buyer”). Pursuant to the Agreement, Buyer agreed to purchase all the issued and outstanding shares (the “Shares”) of Guanzan from Seller. The aggregate purchase price for the Shares is RMB 100,000,000 (approximately $14,285,714), to be paid in consideration of 950,000 shares of common stock of BIMI (the “Stock Consideration”) and RMB 80,000,000 in cash (the “Cash Consideration”). The Stock Consideration was payable at closing and the Cash Consideration, which is subject to post-closing adjustments based on the performance of Guanzan in 2020 and 2021, will be paid pursuant to a post-closing payment schedule. The transaction was closed on March 18, 2020 (the “Closing”). Upon the Closing, the Guanzan Shares were transferred to and recorded under the name of the Buyer and the Stock Consideration was paid to Seller in accordance with the Agreement.

On April 1, 2020, the Guizhou Province Xiuwen County People’s Court ordered the attachment of two of Shude’s bank accounts pursuant to a pre-litigation attachment application filed by one of Shude’s suppliers in connection with unpaid outstanding payables of approximately RMB 365,200 (approximately $51,437). The total amount of cash in the two accounts subject to the attachment is RMB 570,902 (approximately $80,409). The attachment order has a term of one (1) year, renewable upon fifteen days’ notice. No lawsuit has been filed by the supplier as of the date of this report. In the event Shude will be unable to resolve the dispute on a reasonable basis, it will seek to contest the attachment and protect its interests.